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As filed with the Securities and Exchange Commission on November 5, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TELADOC HEALTH, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-3705970 (I.R.S. Employer Identification Number)

2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Adam Vandervoort
Chief Legal Officer
Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
(203) 635-2002
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Scott A. Barshay
Laura C. Turano
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
(212) 373-3000

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

           If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box:    ☒

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:    ☐

           If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

           If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

           Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

           If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee

Common Stock, par value $0.001 per share	931	$190.72	$177,560.32	$19.37

(1)
This Registration Statement on Form S-3 (this "Registration Statement") registers offers and sales of 931 shares of the registrant's common stock, par value $0.001 per share (the "Teladoc common stock"), issuable to former employees of Livongo Health, Inc. ("Livongo") who were granted certain stock options of Livongo prior to the effective time of the merger ("Merger") of Livongo with Tempranillo Merger Sub, Inc., a direct, wholly-owned subsidiary of the registrant ("Merger Sub"), pursuant to the Agreement and Plan of Merger, dated as of August 5, 2020, among the registrant, Merger Sub and Livongo, and which have been assumed by the registrant in connection with the Merger. Pursuant to Rule 416(a), the number of shares of Teladoc common stock being registered shall be adjusted to include any additional shares of Teladoc common stock that may become issuable as a result of stock splits, stock dividends or similar transactions in accordance with the anti-dilution provisions of the Assumed Equity Plan (as defined below) and agreements evidencing outstanding awards thereunder.

(2)
Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act"). The price per share of Teladoc common stock is based on the average of the high and low prices reported for a share of Teladoc common stock on the New York Stock Exchange on November 2, 2020.

EXPLANATORY NOTE

        This Registration Statement registers 931 shares of common stock, par value $0.001 per share (the "Teladoc common stock") of Teladoc Health, Inc. ("we", "Teladoc", the "Company" or the "registrant") to be offered in connection with certain stock options assumed by us pursuant to the Agreement and Plan of Merger, dated as of August 5, 2020 (the "Merger Agreement"), among Livongo Health, Inc. ("Livongo"), the Company and Tempranillo Merger Sub, Inc., a direct, wholly-owned subsidiary of the Company ("Merger Sub"). Effective as of October 30, 2020, Merger Sub merged with and into Livongo (the "Merger"), with Livongo continuing as the surviving corporation and a direct, wholly-owned subsidiary of the Company. As a result of the Merger, each issued and outstanding share of Livongo common stock, par value $0.001 per share ("Livongo common stock"), was converted automatically into the right to receive (i) 0.5920 shares of Teladoc common stock and (ii) $4.24 in cash, without interest.

        Pursuant to the terms of the Merger Agreement, all outstanding Livongo stock options were converted into a corresponding award with respect to Teladoc common stock. In each case, the number of shares underlying the award was adjusted based on a ratio (the "Equity Award Adjustment Ratio") equal to 0.6891, which was determined by dividing (i) the volume weighted average closing price of Livongo common stock on the four trading days ending on October 29, 2020, by (ii) the volume weighted average closing price of Teladoc common stock on the New York Stock Exchange on the four trading days beginning on October 29, 2020, the trading day prior to the Effective Time. With respect to Livongo stock options, the applicable exercise price was also concurrently adjusted by dividing the exercise price of such Livongo stock option by the Equity Award Adjustment Ratio.

        This Registration Statement registers Teladoc common stock to be offered pursuant to the Assumed Equity Plan (as defined in the accompanying prospectus) to former employees of Livongo and its subsidiaries who continue to hold awards under the Assumed Equity Plan following completion of the Merger. This Registration Statement uses Form S-3 rather than Form S-8 in accordance with a Compliance and Disclosure Interpretation of the Securities and Exchange Commission (the "Commission") on Securities Act Forms, providing that former employees of an issuer may use Form S-8 to exercise certain equity awards only if the options were granted to such employees while they were employed by the issuer. Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-248568) has been filed to register Teladoc common stock to be offered and sold pursuant to the Assumed Equity Plan to current employees, current directors and other current service providers of Teladoc and its subsidiaries who continue to hold equity awards under such plan.

        This Registration Statement contains the form of prospectus to be used in connection with these offers and sales. The form of prospectus is to be used by us in connection with the offer and sale by us of Teladoc common stock upon exercise stock options under the Assumed Equity Plan.

PROSPECTUS

931 SHARES OF COMMON STOCK
ISSUABLE UPON EXERCISE OF
STOCK OPTIONS UNDER THE
LIVONGO HEALTH, INC. AMENDED AND RESTATED 2014
STOCK INCENTIVE PLAN
HELD BY FORMER EMPLOYEES

        This prospectus relates to the 931 shares of Teladoc common stock issuable upon the exercise of certain stock options (the "Livongo Equity Awards") granted under the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan (the "Livongo 2014 Plan") that are currently outstanding and held by eligible former employees of Livongo. In connection with the Merger, the Company assumed the obligations under the Livongo 2014 Plan (the "Assumed Livongo Plan"). Eligible former employees of Livongo refer to individuals who were former employees as of the effective time of the Merger on October 30, 2020, the effective date of the Merger.

        We will receive the proceeds from sales of shares of Teladoc common stock pursuant to the exercise of any stock options held by former employees under the Assumed Equity Plan; however, we will not receive any proceeds if the options are exercised on a cashless basis.

        YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

        The Teladoc common stock is listed on the New York Stock Exchange under the symbol "TDOC."

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        Investing in our securities involves risk. See "Risk Factors" on page 3 of this prospectus. In addition, please review any additional risk factors in any prospectus supplement or documents we incorporate by reference.

The date of this prospectus is November 5, 2020.

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 ABOUT THIS PROSPECTUS

        This prospectus is part of a Registration Statement that we filed with the SEC utilizing a "shelf" registration process. Under this shelf registration process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings.

        On August 5, 2020, the Company entered into the Merger Agreement pursuant to which Merger Sub merged with and into Livongo, with Livongo continuing as the surviving corporation in the Merger and a direct, wholly-owned subsidiary of the Company. On October 30, 2020, the Merger was completed. This prospectus provides you with a general description of the Teladoc common stock issuable with respect to the Livongo Equity Awards which were previously granted to former employees of Livongo pursuant to the Livongo 2014 Plan and were assumed by the Company under the Assumed Equity Plan, pursuant to the terms and conditions set forth in the Merger Agreement.

        Statements contained herein concerning the provisions of certain documents are necessarily summaries of such documents, and each statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. You should read this prospectus together with the additional information described herein under the heading "Where You Can Find More Information; Documents Incorporated by Reference." You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

        You should not assume that the information in this prospectus, any prospectus supplement or any documents we incorporate by reference in this prospectus and any prospectus supplement is accurate as of any date other than the date on the front of those documents. Our business, financial condition, results of operations and prospects may have changed since that date.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including the documents incorporated by reference) contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. All statements other than statements of historical fact are, or may be, forward-looking statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimate, assumptions and projections about our industry, business and future financial results. We use words such as "anticipates", "believes", "suggests", "targets", "projects", "plans", "expects", "future", "intends", "estimates", "predicts", "potential", "may", "will", "should", "could", "would", "likely", "foresee", "forecast", "continue" and other similar words or phrases, as well as statements in the future tense to identify these forward-looking statements.

        Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be different from any future results, performance and achievements expressed or implied by these statements. Our actual results could differ materially from the results contemplated by these forward-looking statements due to a number of important factors, including those set forth below.

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  ongoing legal challenges to or new state actions against our business model;

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  our dependence on our relationships with affiliated professional entities;

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  evolving government regulations and our ability to stay abreast of new or modified laws and regulations that currently apply or become applicable to our business;

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  our ability to operate in the heavily regulated healthcare industry;

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  our history of net losses and accumulated deficit;

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  failures of our cyber-security measures that expose the confidential information of our Clients and Members;

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  risk of the loss of any of our significant Clients;

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  risks associated with a decrease in the number of individuals offered benefits by our Clients or the number of products and services to which they subscribe;

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  our ability to establish and maintain strategic relationships with third parties;

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  risks specifically related to our ability to operate in competitive international markets and comply with complex non-U.S. legal requirements;

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  our ability to recruit and retain a network of qualified Providers;

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  risk that the insurance we maintain may not fully cover all potential exposures;

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  rapid technological change in the telehealth market;

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  our ability to integrate acquired businesses and achieve fully the strategic and financial objectives related thereto and its impact on our financial condition and results of operations;

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  our level of indebtedness and our ability to fund debt obligations and comply with covenants in our debt instruments;

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  risks associated with potential disruptions to our business caused by the COVID-19 pandemic;

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  difficulties and delays in integrating the businesses of Teladoc and Livongo or fully realizing the anticipated synergies and other benefits expected from the Merger;

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  risks that the merger and the other transactions contemplated by the merger agreement disrupt current plans and operations that may harm Teladoc's or Livongo's businesses;

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  any statements of belief and any statements of assumptions underlying any of the foregoing;

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  other factors disclosed in this prospectus;

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  events beyond Teladoc's and Livongo's control; and

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  other factors beyond our control.

        The foregoing list of factors is not exhaustive and does not necessarily include all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. The information included and incorporated by reference in this prospectus should be read carefully in conjunction with other uncertainties and potential events described in our Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and our other filings with the SEC. See the section entitled "Where You Can Find More Information; Documents Incorporated by Reference." The forward-looking statements included in this prospectus are made only as of the date of this prospectus. Except as required by law or regulation, we do not undertake any obligation to update any forward-looking statements to reflect subsequent events or circumstances.

BACKGROUND OF THIS OFFERING

        This Registration Statement registers 931 shares of common stock, par value $0.001 per share (the "Teladoc common stock") of Teladoc Health, Inc. ("we", "Teladoc", the "Company" or the "registrant") to be offered in connection with certain equity awards assumed by us pursuant to the Agreement and Plan of Merger, dated as of August 5, 2020 (the "Merger Agreement"), by and among Livongo Health, Inc. ("Livongo"), the Company and Tempranillo Merger Sub, Inc., a direct, wholly-owned subsidiary of the Company ("Merger Sub"). Effective as of October 30, 2020, Merger Sub merged with and into Livongo (the "Merger"). On October 30, 2020 (the "Effective Time"), as a result of the Merger, Livongo became a direct, wholly-owned subsidiary of the Company. Pursuant to the Merger Agreement, at the Effective Time; each option to purchase shares of Livongo common stock, par value $0.001 per share ("Livongo common stock") (each, a "Livongo Stock Option") granted under the Livongo 2014 Plan, whether vested or unvested, that was outstanding immediately prior to the Effective Time, was converted into an option to purchase a number of shares of common stock, par value $0.001 per share (the "Teladoc common stock") of the Company equal to the product of (i) the number of shares of Livongo common stock subject to such Livongo Stock Option immediately prior to the Effective Time and (ii) the Equity Award Adjustment Ratio (defined below) per share (rounded down to the nearest whole share of Teladoc common stock on an award-by-award basis), with an exercise price equal to the quotient of (x) the exercise price of such Livongo Stock Option and (y) the Equity Award Adjustment Ratio (rounded up to the nearest whole cent), in each case, subject to the same terms and conditions as were applicable to such Livongo Stock Option immediately prior to the Effective Time (including applicable vesting conditions).

        For purposes of this prospectus:

        "Equity Award Adjustment Ratio" means 0.6891, which equals the quotient determined by dividing (i) the volume weighted average closing price of Livongo common stock on the four trading days ending on October 29, 2020, by (ii) the volume weighted average closing price of Teladoc common stock on the New York Stock Exchange on the four trading days beginning on October 29, 2020, the trading day prior to the Effective Time.

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 DESCRIPTION OF THE COMPANY

        Teladoc Health, Inc. is a leading provider of comprehensive virtual healthcare services. Teladoc provides virtual access to high-quality care and expertise, with a portfolio of services and solutions covering more than 450 medical subspecialties from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. Teladoc deliver services on a business-to-business basis to thousands of clients in more than 175 countries around the world.

        Teladoc is incorporated in Delaware. Teladoc's principal executive offices are located at 2 Manhattanville Road, Suite 203, Purchase, New York 10577 and its telephone number is (203) 653-2002. Teladoc's website address is https://teladochealth.com. Information contained on Teladoc's website does not constitute part of this prospectus. Teladoc's common stock is publicly traded on the NYSE, under the ticker symbol "TDOC." Additional information about Teladoc is included in documents incorporated by reference in this prospectus. See "Where You Can Find More Information; Documents Incorporated by Reference."

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 RISK FACTORS

        An investment in the Teladoc common stock involves risks. You should carefully consider the information contained or incorporated by reference in this prospectus, any prospectus supplement and the documents incorporated by reference herein and therein, including, in particular, the risk factors set forth in our Annual Report on Form 10-K for the year ended December 31, 2019 and our Quarterly Report on Form 10-Q for the three and six months ended June 30, 2020. See "Where You Can Find More Information; Documents Incorporated by Reference." Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

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 USE OF PROCEEDS

        We will receive the proceeds from the sales of shares of Teladoc common stock pursuant to the exercise of any Livongo Stock Options held by former employees under the Assumed Equity Plan; however, we will not receive any proceeds if such Livongo Stock Options are exercised on a cashless basis. The proceeds from the sales of shares of Teladoc common stock pursuant to the exercise of any Livongo Stock Options held by former employees under the Assumed Equity Plan, if any, would be used for general corporate purposes. The Company has no basis for estimating the number of shares of Teladoc common stock that will ultimately be sold pursuant to the exercise of such Livongo Stock Options.

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DESCRIPTION OF TELADOC CAPITAL STOCK

General

        The following describes the material terms of the capital stock of Teladoc. This description is qualified in its entirety by reference to the certificate of incorporation and by-laws of Teladoc which are incorporated by reference into this prospectus. For more information about the documents incorporated by reference into this prospectus, see "Where You Can Find More Information; Documents Incorporated by Reference" on page 12.

        The authorized capital stock of Teladoc currently consists of 300,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of October 30, 2020, there were 144,920,575 shares of Teladoc common stock issued and outstanding and no shares of preferred stock issued and outstanding.

Teladoc Common Stock

        Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter. Our amended and restated certificate of incorporation and amended and restated bylaws also provide that our directors may be removed only by the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock entitled to vote thereon. In addition, the affirmative vote of the holders of at least a majority in voting power of the outstanding shares of capital stock entitled to vote thereon is required to amend or repeal, or to adopt any provision inconsistent with, several of the provisions of our amended and restated certificate of incorporation. See below under "—Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws—Amendment of Charter Provisions." Holders of our common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of any series of preferred stock that we may designate and issue in the future.

        In the event of our liquidation or dissolution, the holders of our common stock are entitled to receive proportionately our net assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Our outstanding shares of common stock are validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of our common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

        Under the terms of our amended and restated certificate of incorporation, our board of directors is authorized to direct us to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

        The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our

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outstanding voting stock. There are no shares of preferred stock outstanding and we have no present plans to issue any shares of preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

        Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could make the following transactions more difficult: an acquisition of us by means of a tender offer; an acquisition of us by means of a proxy contest or otherwise or the removal of our incumbent officers and directors. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions which provide for payment of a premium over the market price for our shares.

        These provisions, summarized below, are intended to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of the increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Undesignated Preferred Stock

        The ability of our board of directors, without action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with voting or other rights or preferences as designated by our board of directors could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of our company.

Stockholder Meetings

        Our amended and restated bylaws provide that a special meeting of stockholders may be called only by our chairman of the board, chief executive officer or president (in the absence of a chief executive officer), or by a resolution adopted by a majority of our directors.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our amended and restated bylaws establish advance notice procedures with respect to stockholder proposals to be brought before a stockholder meeting and the nomination of candidates for election as directors, other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

Elimination of Stockholder Action by Written Consent

        Our amended and restated certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Removal of Directors

        Our amended and restated certificate of incorporation provides that no member of our board of directors may be removed from office by our stockholders except upon the approval of the holders of at least a majority in voting power of the outstanding shares of stock entitled to vote in the election of directors.

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Stockholders not Entitled to Cumulative Voting

        Our amended and restated certificate of incorporation does not permit stockholders to cumulate their votes in the election of directors. Accordingly, the holders of a majority of the outstanding shares of stock entitled to vote in any election of directors can elect all of the directors standing for election, if they choose.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL, which prohibits persons deemed to be "interested stockholders" from engaging in a "business combination" with a publicly held Delaware corporation for three years following the date these persons become interested stockholders unless the business combination is, or the transaction in which the person became an interested stockholder was, approved in a prescribed manner or another prescribed exception applies. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock. Generally, a "business combination" includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. The existence of this provision may have an anti-takeover effect with respect to transactions not approved in advance by our board of directors.

Choice of Forum

        Our amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative form, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (1) any derivative action or proceeding brought on our behalf; (2) any action asserting a claim of breach of a fiduciary duty or other wrongdoing by any of our directors, officers, employees or agents to us or our stockholders; (3) any action asserting a claim against us arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated bylaws; (4) any action to interpret, apply, enforce or determine the validity of our amended and restated certificate of incorporation or amended and restated bylaws; or (5) any action asserting a claim governed by the internal affairs doctrine. Our amended and restated certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and to have consented to this choice of forum provision. It is possible that a court of law could rule that the choice of forum provision contained in our amended and restated certificate of incorporation is inapplicable or unenforceable if it is challenged in a proceeding or otherwise. This choice of forum provision has important consequences to our stockholders. See "Risk Factors—Risks Related to Our Business—Our amended and restated certificate of incorporation provides that the Court of Chancery of the State of Delaware will be the exclusive forum for substantially all disputes between us and our stockholders, which could limit our stockholders' ability to obtain a favorable judicial forum for disputes with us or our directors, officers or employees" in our Annual Report on Form 10-K for the year ended December 31, 2019.

Amendment of Charter Provisions

        The amendment of any of the above provisions, except for the provision making it possible for our board of directors to issue preferred stock and the provision prohibiting cumulative voting, would require approval by holders of at least a majority in voting power of the outstanding shares of stock entitled to vote thereon.

        The provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored hostile takeover attempts. These provisions

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may also have the effect of preventing changes in the composition of our board and management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Limitations on Liability and Indemnification of Officers and Directors

        The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors' fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions will be to eliminate the rights of us and our stockholders, through stockholders' derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation will not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.

        Our amended and restated bylaws provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We are also expressly authorized to carry directors' and officers' liability insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification and advancement provisions and insurance will be useful to attract and retain qualified directors and officers.

        The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

        There is currently no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Transfer Agent and Registrar

        The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC.

Listing

        Our common stock is listed on the NYSE under the symbol "TDOC."

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 PLAN OF DISTRIBUTION

        We are registering 931 shares of Teladoc common stock with respect to the Livongo Equity Awards which were previously granted to the former employees of Livongo pursuant to the Livongo 2014 Plan and were assumed by Teladoc under the Assumed Equity Plan, pursuant to the terms and conditions set forth in the Merger Agreement. The shares of Teladoc common stock offered by this prospectus are listed on the New York Stock Exchange. We will pay all of the costs of this offering, other than any exercise price of any Livongo Equity Awards. No commissions, discounts, concessions or other compensation will be paid to any underwriter or broker-dealer in connection with such issuance. For a description of the Assumed Equity Plan, see "Appendix A—Assumed Equity Plan Prospectus."

        The decision to exercise the options to purchase shares of Teladoc common stock or to otherwise receive shares of Teladoc common stock on the vesting of any Livongo Equity Award must be made pursuant to each investor's evaluation of his or her best interests. Our board of directors does not make any recommendation to prospective investors.

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 LEGAL MATTERS

        The validity of the shares of Teladoc common stock offered pursuant to this prospectus has been passed upon for Teladoc by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

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 EXPERTS

        The consolidated financial statements of Teladoc Health, Inc. appearing in Teladoc Health, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019, and the effectiveness of Teladoc Health Inc.'s internal control over financial reporting as of December 31, 2019 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in auditing and accounting.

        The financial statements of Livongo Health, Inc. incorporated in this Prospectus by reference to Livongo Health Inc.'s Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

11

 WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC's website at http://www.sec.gov.

        The SEC allows us to "incorporate by reference" into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed:

  •
  Annual Report on Form 10-K, filed with the SEC on February 26, 2020;

  •
  Definitive Proxy Statement for Teladoc's 2020 Annual Meeting filed with the SEC on April 14, 2020;

  •
  Quarterly Reports on Form 10-Q, filed with the SEC on April 29, 2020 and July 29, 2020;

  •
  Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on February 27, 2020, May 7, 2020, May 14, 2020, May 19, 2020, June 1, 2020, June 12, 2020, July 2, 2020, August 5, 2020, August 6, 2020, September 3, 2020, September 16, 2020, September 21, 2020, October 5, 2020, October 29, 2020 (first of two reports filed on October 29, 2020), October 30, 2020 and October 30, 2020;

  •
  The information in Teladoc's final joint proxy statement/prospectus filed with the SEC on September 15, 2020 under the section titled "Unaudited Pro Forma Condensed Combined Financial Information"; and

  •
  The description of Teladoc common stock contained in Teladoc's Registration Statement on Form 8-A (File No. 001-37477), filed with the SEC on June 26, 2015, and any amendment or report filed with the SEC for the purpose of updating the description.

        We also incorporate by reference the audited consolidated financial statements, and the related notes thereto, of Livongo, included in Livongo's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020, and the unaudited condensed consolidated financial statements, and the related notes thereto, of Livongo, including in Livongo's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020.

        Furthermore, all filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial filing of this prospectus and prior to the termination of this offering (other than portions of these documents deemed to be "furnished" or not deemed to be "filed," including the portions of these documents that are either (1) described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) shall be deemed to be incorporated by reference into this prospectus.

        We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (https://teladochealth.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
Attention: Investor Relations
Telephone: (203) 635-2002

12

Appendix A

Prospectus Supplement

This document constitutes part of a
prospectus covering securities that
the Company has registered under the
Securities Act of 1933

TELADOC HEALTH, INC.

10,160,199 shares of Teladoc Health, Inc. common stock, par value $0.001 per share, issuable under the
Livongo Health, Inc. Amended and Restated 2008 Stock Incentive Plan
Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan
Livongo Health, Inc. 2019 Equity Incentive Plan (the plans, together, the "Livongo Plans")

Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved these securities, or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

To:	Certain Holders of Stock Options ("Livongo Stock Options"), Shares of Restricted Stock ("Livongo Restricted Stock"), Restricted Stock Units Subject to Time-Vesting ("Livongo RSUs") and Restricted Stock Units Subject to Performance-Vesting ("Livongo PSUs") Under the Livongo Plans
Date:	October 30, 2020
Re:	Livongo Health, Inc.'s Transaction with Teladoc Health, Inc.

The Merger

        Pursuant to the terms of the Agreement and Plan of Merger, dated as of August 5, 2020 (the "Merger Agreement"), by and among the Teladoc Health, Inc., a Delaware corporation (the "Teladoc"), Tempranillo Merger Sub, Inc., a Delaware corporation ("Merger Sub"), and Livongo Health, Inc., a Delaware corporation ("Livongo"), on October 30, 2020 (the "Closing Date"), Merger Sub merged with and into Livongo, with Livongo surviving as a wholly-owned subsidiary of Teladoc (the "Merger"). As a result of the Merger, Livongo, along with its subsidiaries, became subsidiaries of Teladoc.

        At the effective time of the Merger (the "Effective Time"), each outstanding share of Livongo common stock, par value $0.001 per share ("Livongo Common Stock"), except as otherwise set forth in the Merger Agreement, was converted into the right to receive (i) 0.5920 shares of a share of common stock of Teladoc, par value $0.001 per share ("Teladoc Common Stock") and (ii) $4.24 in cash, without interest.

        In addition, prior to the Effective Time, Livongo's board of directors declared a special cash dividend equal to $7.09 per share of Livongo Common Stock, conditioned upon the closing of the Merger and the other transactions contemplated by the Merger Agreement, and that the dividend will be paid on or around November 3, 2020 to Livongo stockholders of record on the October 29, 2020 record date.

Treatment of Livongo Stock Options, Livongo Restricted Stock, Livongo RSUs and Livongo RSUs (the "Livongo Equity Awards") upon completion of the Merger

        Upon the completion of the Merger, Livongo Equity Awards that were granted under the Livongo Plans and outstanding immediately prior to the Effective Time were converted into similar equity awards with respect to Teladoc Common Stock (such converted equity awards, collectively, the "Teladoc Equity Awards"), as described below.

        The number of shares of Teladoc Common Stock subject to the Teladoc Equity Awards after giving effect to the conversion was determined by multiplying the number of shares of Livongo Common Stock subject to the Livongo Equity Awards (assuming that any performance-based vesting conditions applicable to Livongo PSUs were fully achieved) by the Equity Award Adjustment Ratio (as defined below), rounded down to the nearest whole share of Teladoc Common Stock, on an award-by-award basis. The exercise prices of the Livongo Stock Options were concurrently adjusted by dividing the exercise price of each Livongo Stock Option award by the Equity Award Adjustment Ratio, rounded up to the nearest whole cent. Following the conversion, each Teladoc Equity Award will remain subject to the same terms and conditions as were applicable to the corresponding Livongo Equity Award prior to the conversion, except that Livongo PSUs were converted into restricted stock units in respect of Teladoc Common Stock assuming full achievement of all applicable performance goals and will be subject only to the time-based vesting terms applicable to the Livongo PSU prior to such conversion.

        For purposes of the foregoing, the "Equity Award Adjustment Ratio" means the quotient determined by dividing (i) the volume weighted average closing price of Livongo Common Stock on the four trading days ending on October 29, 2020, by (ii) the volume weighted average closing price of Teladoc Common Stock on the New York Stock Exchange on the four trading days beginning on October 29, 2020, the trading day prior to the Effective Time.

        Upon completion of the Merger, Teladoc assumed the Livongo Plans.

        Effective as of the completion of the Merger, the total number of shares of Teladoc Common Stock issuable under the Livongo Health, Inc. Amended and Restated 2008 Stock Incentive Plan, the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan and the Livongo Health, Inc. 2019 Equity Incentive Plan was 205,329, 8,481,039 and 1,474,631, respectively.

        Copies of the Livongo Plans and additional information about the Livongo Plans and the Teladoc Equity Awards can be obtained without charge upon written or oral request to: Teladoc, Inc., 2 Manhattanville Road, Suite 203, Purchase, New York 10577, telephone number (203) 635-2002.

Other Information About the Livongo Plans

        The documents previously delivered to you that were a part of the prospectus relating to the applicable Livongo Plan contain important information about the applicable Livongo Plan. Information in any such document that describes Livongo or Livongo Common Stock or relates to the incorporation of Livongo filings with the SEC is superseded by the information herein. In addition, except where the context clearly requires otherwise, references in the Livongo Plans or the applicable Livongo Plan prospectus to Livongo or the board of directors of Livongo or any committee thereof will be deemed to refer to Teladoc, the board of directors of Teladoc or any committee thereof, as applicable.

About Teladoc Common Stock

        Teladoc has registered Teladoc Common Stock with the SEC for issuance under the Plans.

        The prospectuses of which this document is a part (each, a "Prospectus") may be used only in connection with offers and sales by Teladoc of Teladoc Common Stock under the applicable Livongo Plan and may not be used by a participant for reoffers or resales of Teladoc Common Stock.

Incorporation of Teladoc Documents by Reference.

        Teladoc is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). To comply with the Exchange Act, Teladoc files reports, proxy statements and other information with the SEC.

        Teladoc has filed the following documents with the SEC. They are incorporated in this document by reference:

  (1)
  the Annual Report on Form 10-K, filed with the SEC on February 26, 2020;

  (2)
  the Quarterly Reports on Form 10-Q, filed with the SEC on April 29, 2020 and July 29, 2020;

  (3)
  Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on February 27, 2020, May 7, 2020, May 15, 2020, May 19, 2020, June 1, 2020, June 12, 2020, July 2, 2020, August 5, 2020, August 6, 2020, September 3, 2020, September 16, 2020, September 21, 2020, October 5, 2020, October 29, 2020 (first of two reports filed on October 29, 2020), October 30, 2020 and October 30, 2020;

  (4)
  The information in Teladoc's final joint proxy statement/prospectus filed with the SEC on September 15, 2020 under the section titled "Unaudited Pro Forma Condensed Combined Financial Information"; and

  (5)
  the description of Teladoc common stock contained in Teladoc's prospectus included in its Registration Statement on Form S-3 filed with the SEC on November 5, 2020, including any subsequent amendment or report filed for the purpose of updating such description.

        Teladoc also incorporates by reference the audited consolidated financial statements, and the related notes thereto, of Livongo, included in Livongo's Annual Report on Form 10-K for the year ended December 31, 2019, filed with the SEC on March 24, 2020, and the unaudited condensed consolidated financial statements, and the related notes thereto, of Livongo, including in Livongo's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2020, filed with the SEC on August 10, 2020.

        All documents filed by Teladoc pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold will be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents.

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained in this Prospectus Supplement or in any subsequent supplement or any subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

        You can obtain copies of the above documents (not including exhibits unless specifically incorporated into such documents) without charge upon written or oral request to:

Teladoc Health, Inc.
2 Manhattanville Road, Suite 203
Purchase, New York 10577
Attention: Investor Relations
Telephone: (203) 635-2002

        In addition, Teladoc will provide, or cause to be provided, without charge, upon written or oral request at the address or phone number provided above, to all such persons who do not otherwise receive such materials, copies of all reports, proxy statements and other communications distributed to its shareholders generally.

        Teladoc Common Stock delivered upon exercise, vesting and/or settlement of the Teladoc Equity Awards under any of the Livongo Plans may be newly issued shares or shares acquired in the market and otherwise (treasury shares). No fees, commissions or other charges will be payable to Teladoc other than the purchase price of the Teladoc Common Stock (as applicable) and any applicable withholding tax.

        The Livongo Plans are not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended, and are not qualified under Section 401(a) of the Internal Revenue Code, as amended.

        You should seek advice, based on your particular circumstances, from an independent tax advisor about the consequences of participating in each of the Livongo Plans with respect to the Teladoc Equity Awards.

Livongo Health, Inc.

Amended and Restated 2014 Stock Incentive Plan

Prospectus

The date of this prospectus is July 24, 2019

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933, as amended

INTRODUCTION

        The questions and answers in this prospectus give a summary of the main features of the Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan, referred to as the "Plan." Please read this prospectus carefully. Livongo Health, Inc. is referred to in this prospectus as the "Company," "we," "us" and "our."

1.
What is the Plan?

        The Plan permitted the Company to issue shares of common stock of the Company ("Shares") to eligible officers, directors, consultants, or employees of the Company and any subsidiary of the Company. Shares were issuable through awards ("Awards"), including:

  •
  stock options,

  •
  restricted stock,

  •
  restricted stock units,

  •
  stock appreciation rights,

  •
  performance units,

  •
  performance shares, and

  •
  any other incentive awards payable in cash or in Shares.

        The Plan was terminated in connection with the adoption of the Company's 2019 Equity Incentive Plan, and, as a result, no additional Awards will be granted. However, the terms of the Plan will continue to govern outstanding Awards. An individual who holds one or more Awards is referred to in this prospectus as a "Participant."

2.
What were the purposes of the Plan?

        The purpose of the Plan was to enable us to attract and retain highly qualified employees, directors and consultants who would contribute to the success of the Company or any of our subsidiaries by their ability, ingenuity and effort and to provide incentives to the participating directors, officers, consultants and employees. The Plan was intended as the successor to our 2008 Stock Incentive Plan.

3.
How many Shares are available under the Plan?

        As of March 31, 2019, 15,798,224 Shares (on a post-split basis) were subject to Awards of options under the Plan, and 3,690,243 Shares (on a post-split basis) were subject to Awards of restricted stock units under the Plan.

        In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other similar change in corporate structure or capitalization affecting the Shares, the Administrator (as defined below) will make equitable adjustment in the number and class of shares covered by outstanding Awards or the price of shares subject to outstanding Awards.

4.
What should I know about this prospectus?

        This prospectus describes the main features of the Plan as of July 24, 2019. However, this prospectus does not contain all of the terms and conditions of the official Plan document. If there is any difference between the terms and conditions of the Plan as described in this prospectus and the provisions of the Plan document, the Plan document will govern.

ADMINISTRATION AND ELIGIBILITY

5.
Who administers the Plan?

        The Plan is administered by our Compensation Committee or any other committee our Board of Directors (our "Board") may subsequently appoint to administer the Plan as described in the Plan (in any case, the "Administrator"). In the absence of the appointment of such a committee, the Board will serve as the Administrator.

        The Administrator has the authority: to determine the terms and conditions of any Award granted hereunder; to waive compliance by a Participant with any obligation to be performed by him or her under any Award and to waive any term or condition of any such Award (provided, however, that no such waiver detrimentally will affect the rights of a Participant without such Participant's consent); to determine and interpret the terms and conditions which govern all written agreements evidencing the Awards; and to appoint such agents as it deems necessary or advisable for the proper administration of the Plan. In addition, the Administrator has the authority to institute and determine the terms and conditions of an exchange program under which (i) outstanding Awards are surrendered or cancelled in exchange for awards of the same type (which may have higher or lower exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is increased or reduced. The Administrator will determine the terms and conditions of any exchange program in its sole discretion. The Administrator also may permit, with the Participant's consent, the exchange or substitution of one type of Award for another type of Award in accordance with applicable law, including pursuant to such an exchange program.

        The Administrator has the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to interpret the provisions of the Plan and the terms and conditions of any Award issued, expired, terminated, cancelled or surrendered under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

        All decisions made by the Administrator pursuant to the provisions of the Plan and as to the terms and conditions of any Award (and any agreements relating thereto) will be final and binding on all persons, including us and the Participants.

6.
Can the Plan be amended or terminated?

        As noted above, the Plan was terminated in connection with the adoption of our 2019 Equity Incentive Plan. The Administrator may amend or modify the Plan from time to time in such respects as the Administrator deems advisable in order that any Awards thereunder will conform to any change in applicable laws or regulations or in any other respect the Administrator may deem to be in our best interests of the Company, but no amendment, alteration, or discontinuation will be made (x) which would impair the rights of Participants under any Award theretofore granted without the consent of a majority of the Participants, or (y) which, without the approval of the stockholders of the Company (but only where such approval is necessary to satisfy then-applicable state law), would, except as provided in the Plan or pursuant to the terms of an exchange program, decrease the option price of any Award to less than 100% of the fair market value on the date of the grant of the Award or extend the maximum period of any option.

7.
Who was eligible to participate in the Plan?

        Only our officers, directors, consultants and employees were eligible to participate in the Plan. If you were eligible to participate in the Plan and were granted an Award, you received an agreement or other writing (which may be framed as a plan or program) that sets forth the terms and conditions of the Award under the Plan (such an agreement, including any amendment or modification thereof and any notice of grant, an "Award Agreement"). Any type of Award could be granted to our officers, directors, consultants and employees, except that incentive stock options could be granted only to our employees.

8.
Does participation in the Plan affect my employment or service with the Company or any parent or subsidiary of the Company?

        No, the Plan does not confer any right to continued service or employment with us or any of our subsidiaries, nor does it interfere in any way with our right or of any of our subsidiaries to terminate your service or employment at any time.

STOCK OPTIONS

9.
What is an option and how do I benefit from it?

        An option gives you the right to purchase a specified number of Shares for a fixed price (the "exercise price") during a prescribed period of time. The principal benefit of your option is the potential to profit from any increase in the value of the underlying Shares during the period in which the option is exercisable, without risking any of your money. If the value of a Share increases above the per Share exercise price of the option during its term, you will be able to buy the Shares subject to the option at a discount from that increased price. On the other hand, if the value of a Share does not increase above the per Share exercise price of the option, you will not recognize a benefit from your option.

10.
Are there different types of options?

        The Plan permitted us to grant both incentive stock options (which are entitled to favorable United States federal tax treatment) and nonstatutory stock options (that is, options that are not incentive stock options). Only nonstatutory stock options are outstanding under the Plan.

11.
How will I know the terms of my option?

        If the Company awarded you an option under the Plan, you received an Award Agreement. The Award Agreement shows the following, all of which the Administrator determines in its discretion:

  •
  the exercise price of the option,

  •
  the term during which the option may be exercised,

  •
  the maximum number of Shares that may be purchased with the option,

  •
  the vesting provisions of the option,

  •
  any conditions to the exercise of the option, and

  •
  any other terms and conditions of the option.

12.
What is the exercise price of my option?

        The exercise price is the price at which you may purchase Shares by exercising the option. The per Share exercise price of all options must be at least one hundred percent (100%) of the fair market value of a Share on the date of grant. However, in limited cases, an option may have been granted with a per Share exercise price of less than one hundred percent (100%) of the fair market value per Share on the date of grant, if granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Section 424 of the Code.

13.
When can I exercise my option?

        An option will become exercisable (that is, it generally will "vest" and become your non-forfeitable property (subject to the expiration and other termination provisions applicable to the option)) at the time or times shown in your Award Agreement, assuming that you have satisfied any conditions to vesting (for example, continued employment or service with us). The Administrator will determine all conditions that must be satisfied in order to exercise the option and such vesting conditions generally are listed in your Award Agreement.

        Except as otherwise provided in your Award Agreement and the Plan, the exercise of any stock option after your termination of employment is subject to satisfaction of the conditions precedent that you neither (x) directly or indirectly own, manage, operate or control, or participate in the ownership, management, operation or control of, or become employed by or connected in any manner with, any entity that is competitive with us or any of our subsidiaries or affiliates, (y) conduct yourself in a manner adversely affecting us or any of our subsidiaries or affiliates, nor (z) violate any covenant with us or any of our subsidiaries or affiliates regarding confidentiality, non-competition and/or non-solicitation.

14.
How can I exercise my option?

        To exercise an option, you must give written notice of exercise delivered in person or by mail as required by the terms of your Award Agreement at the Company's principal executive office, specifying the number of Shares with respect to which the option is being exercised, accompanied by payment in full of the option price, as provided under the Plan and Award Agreement. Your ability to purchase Shares through the exercise of an option is conditioned upon compliance with any laws and the Company policies that may apply to you.

15.
How do I pay the exercise price?

        The Administrator determines how you may pay the exercise price of your option, and the permissible methods generally are set forth in your Award Agreement. Please check your Award Agreement to determine the methods of payment that are permissible to pay the exercise price of your option.

16.
Will I have rights as a stockholder?

        As soon as practicable after your exercise of an option, the Company will deliver to you a certificate or certificates representing the acquired Shares. Except as otherwise provided under the Plan, a Participant or beneficiary has no rights as a holder of Shares with respect to Awards, unless and until Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).

17.
When does my option expire?

        The right to exercise your option terminates on the expiration date (or earlier upon your termination of service, as described in Question 18, or certain other events as set forth in the Plan), after which you lose all rights with respect to the option. The term of your option will be stated in your Award Agreement, but will not exceed ten (10) years from the date of grant.

18.
What happens if my service is terminated?

        Unless otherwise determined by the Administrator or as otherwise provided in your Award Agreement, if your employment with us or any of our subsidiaries terminates, all of your unexercised stock options will terminate as of the date of termination of employment and will no longer be exercisable in whole or in part. Unless otherwise determined by the Administrator or as otherwise provided in your Award Agreement, all unvested stock options will automatically terminate as of the date of your termination of employment with us or any of our subsidiaries and will not be exercisable in whole or in part. Generally, vested options granted under the Plan are exercisable for ninety (90) days following termination of service, except to the extent your service is terminated for cause (as defined in the Plan, or other agreement between the Participant and us). The post-termination exercisability period for your option will be set forth in the Award Agreement governing the terms of that option.

        The Administrator has the discretion to grant longer or shorter post-termination exercisability periods for your option. Therefore, it is important for you to read and understand your individual Award Agreement. In no event will your option remain exercisable beyond its original term. If you do not exercise your option within the time specified in the Award Agreement, the option will terminate.

RESTRICTED STOCK UNITS

19.
What are restricted stock units?

        Restricted stock units are Awards issued for no consideration that may vest in accordance with terms and conditions that the Administrator establishes in its discretion. Awards of restricted stock units represent a right to receive a payment equal to the value of a Share, in accordance with the terms of the Award and the Plan. Upon vesting, the Shares or other payments are actually issued.

20.
What are the terms of each Award of restricted stock units?

        Upon the grant of an Award of restricted stock units, you received an Award Agreement that specifies the terms and conditions of the Award, including the number of restricted stock units granted, the form of payout, and the restrictions related to the Award.

        The Administrator determined the vesting criteria which, depending on the extent to which the criteria are met, determine the number of restricted stock units that will be paid out to the Participant. The Administrator could set the vesting criteria based upon any other basis determined by the Administrator in its discretion. Upon meeting the applicable vesting criteria, you will be entitled to receive Shares as specified in the Award Agreement. All unearned restricted stock units as of the expiration date set forth in the Award Agreement will be forfeited to the Company.

        To the extent provided in an applicable award agreement, a Participant holding shares of restricted stock units will be entitled to receive all dividends and other distributions paid with respect to those units while they are held. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability as the restricted stock units with respect to which they were paid.

ADDITIONAL TERMS THAT APPLY TO ALL AWARDS

21.
How do I satisfy any tax withholding that may apply to my Award?

        We have the power and the right to deduct or withhold, or require you to remit to us, an amount sufficient to satisfy Federal, state and local taxes (including your FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of the Plan. With respect to withholding required upon the exercise of stock options, upon the lapse of restrictions on restricted stock units, or upon any other taxable event arising as a result of Awards, subject to Administrator approval, you may elect to satisfy the withholding requirement, in whole or in part, by (i) paying cash, check, or other cash equivalents, (ii) electing to have us withhold Shares having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Administrator may determine), (iii) delivering to us already-owned Shares having a fair market value equal to the statutory amount required to be withheld (or such greater amount as the Administrator may determine), provided the delivery of such Shares will not result in any adverse accounting consequences, as the Administrator determines in its sole discretion, (iv) selling a sufficient number of Shares otherwise deliverable to you through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld, or (v) any combination of the foregoing methods of payment. All such elections will be subject to any procedures, restrictions or limitations that the Administrator, in its sole discretion, deems appropriate. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to you with respect to the Award on the date that the amount of tax to be withheld is to be determined or such greater amount as the Administrator may determine if such amount would not have adverse accounting consequences, as the Administrator determines in its sole discretion. The fair market value of Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

22.
What happens to my Award if I go on a leave of absence?

        Unless the Administrator determines otherwise or except as required by applicable law, the vesting of your Award will be suspended during any unpaid leave of absence and you will not receive vesting credit for the time during which vesting was suspended during your leave of absence.

23.
Can I transfer my Award?

        The Administrator may permit the transfer of Awards, and may impose such restrictions on transferability, and establish such operational procedures regarding transferability, as it may deem appropriate, necessary, or advisable. Except as the Administrator may permit, no Award may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, except as the Plan may permit, all Awards granted to you are exercisable during your lifetime only by you.

24.
What happens if there is a merger or change in control of the Company?

        Except as determined by the Board or as otherwise provided in the Award Agreement, in the event of a change in control (as defined in the Plan), there will be no acceleration of the vesting of any stock options or restricted stock units, and the Administrator is authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to facilitate a change in control: (i) to provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant's rights or (B) the replacement of such Award with other rights or property selected by the Administrator in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant's rights had such Award been currently exercisable or payable or fully vested; (ii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or will be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (iii) to take any other action that the Administrator deems appropriate, in its sole discretion, and require each Participant to take all actions as the Administrator deems necessary or appropriate in connection with the consummation of the change in control. In connection with any payments payable to a Participant as a result of a change in control, a pre-condition to the receipt of such payments will be the delivery and non-revocation by the Participant of a commercially reasonable general release for the benefit of us and our affiliates within 30 days of the closing of the change in control or such date as may otherwise be provided in the Award Agreement.

U.S. TAX AND ERISA INFORMATION

        The following discussion is intended only as a summary of the general United States income tax laws in effect as of July 24, 2019, that apply to Awards granted under the Plan and the sale of any Shares acquired through the Awards. However, the specific federal, state and local tax consequences to you will depend upon your individual circumstances. Also, if you are not a United States taxpayer, the taxing jurisdiction or jurisdictions that apply to you will determine the tax effect of your participation in the Plan. Accordingly, the Company strongly advises you to seek the advice of a qualified tax adviser regarding your participation in the Plan.

        The following discussion assumes that the fair market value of a Share on the date of exercise is greater than the per Share exercise price.

25.
What are the tax effects of nonstatutory stock options?

        If you are granted a nonstatutory stock option, you are not required to recognize income at the time of grant. However, when you exercise the nonstatutory stock option, you will recognize ordinary income to the extent the fair market value of the Shares on the date of exercise (and any cash) you receive is greater than the exercise price you pay. However, as a result of Section 409A of the Code and the Internal Revenue Service guidance issued with respect thereto ("Section 409A"), stock options granted with an exercise price below the fair market value of the underlying stock as of the date of grant may be taxable to you in the year of vesting in an amount equal to the difference between the then fair market value of the underlying stock and the exercise price of such Awards and may be subject to additional tax plus penalties and interest (see Questions 29 and 30). In addition, certain states, such as California, have adopted similar tax provisions. We strongly encourage you to consult your tax, financial, or other adviser regarding the tax treatment of such Awards.

        Any gain or loss you recognize upon the sale or exchange of Shares that you acquire generally will be treated as capital gain or loss and will be long-term or short-term depending on whether you held the Shares for more than one (1) year. The holding period for the Shares will begin just after the time you recognize income (though it could potentially begin sooner if you are taxed on the date of vesting with respect to discounted option awards, as described above). The amount of such gain or loss will be the difference between:

  •
  the amount you realize upon the sale or exchange of the Shares, and

  •
  the value of the Shares at the time you recognize ordinary income.

26.
What are the tax effects of restricted stock units?

        You will not have taxable income at the time you are granted restricted stock units. Instead, you generally will recognize ordinary income when the restricted stock units vest and no longer can be forfeited. The amount of ordinary income you recognize will equal the fair market value of the Shares on the vesting date; less the amount (if any) you paid for the Shares.

        Any gain or loss you recognize upon the sale or exchange of Shares that you acquire through a grant of restricted stock units generally will be treated as capital gain or loss and will be long-term or short-term depending upon whether you held the Shares for more than one (1) year.

27.
What are the tax effects of deferring the income recognition of an Award?

        If payout of an Award is deferred pursuant to a restricted stock unit, you generally will not have taxable income until the Award is paid out. Instead, you generally will recognize ordinary income and taxes will be withheld at the time of receipt of the Shares underlying the Award in an amount equal to the fair market value of the Shares received minus any amount paid for the Shares; however, employment taxes (FICA and, where applicable, state disability insurance taxes) generally are withheld at the time the Award vests. The Company does not guarantee the federal or state income tax treatment of the deferred amounts. If the Internal Revenue Service successfully asserts that the deferral was ineffective, you could be liable for taxes, interest and penalties. In addition, you could be liable for additional penalties and interest as a result of Section 409A. Therefore, before deferring the payout of an Award, we strongly encourage you to consult your tax adviser.

28.
What are the tax effects of Awards for the Company?

        The Company generally will receive a deduction for federal income tax purposes in connection with an Award equal to the ordinary income the Participant realizes, subject, in certain circumstances for Awards granted under this Plan, to Section 162(m) of the Code, which generally limits a public company's tax deduction for compensation paid to certain of its executives and certain other individuals to $1,000,000 per individual per year.

29.
What other federal income tax laws may affect my Award?

        Under the provisions of Section 409A, there are potentially significant unfavorable tax consequences of holding a nonstatutory stock option or stock appreciation right with an exercise price that is less than the fair market value of the common stock underlying any such Award as of such Award's original grant date. Section 409A provides that nonstatutory stock options and stock appreciation rights issued with an exercise price less than the fair market value of the underlying stock on the date of grant must have fixed exercise dates or meet another exception permitted by Section 409A to avoid early income recognition and an additional twenty percent (20%) tax, plus penalty and interest charges. In addition, certain states, such as California, have laws similar to Section 409A and as a result, discount options and discount stock appreciation rights may result in additional state income, penalty and interest taxes. If you hold discount nonstatutory stock options or discount stock appreciation rights, you likely will be subject to unfavorable tax consequences that did not exist at the time of the grant of the option.

30.
What are the tax effects if I have an unexercised discount option or discount stock appreciation right?

        If you hold an unexercised discount stock option or stock appreciation right (that does not have fixed exercise dates or meet other exceptions permitted by Section 409A), it is likely that, in the year the Award vests, you would have to recognize income in an amount equal to the difference between the fair market value of the Shares and the exercise price (the "spread"). In addition, it is likely that in the year of vesting, the amount of the spread will be subject to the twenty percent (20%) tax, plus possible late payment penalties and interest charges. Further, it is likely that during each subsequent tax year (until the Award is exercised), any increase in the value of the underlying stock will be taxed as well. Finally, certain states have laws similar to Section 409A. For example, California has a provision similar to Section 409A and imposes a five percent (5%) (which was twenty percent (20%) for taxable years beginning prior to January 1, 2013) tax on the spread plus possible late penalties and interest charges. Also, please keep in mind that if you are an employee, the Company will be required to withhold from, and report to you and the federal government on Form W-2, any such income.

31.
What is the "Medicare Surtax" and will my Awards be affected by it?

        Your annual "net investment income," as defined in Section 1411 of the Code, may be subject to a 3.8% federal surtax (generally referred to as the "Medicare Surtax"). Net investment income may include capital gain and/or loss arising from the disposition of Shares issued to you under the Plan. Whether your net investment income will be subject to the Medicare Surtax will depend on your level of annual income and other factors.

32.
Is the Plan subject to ERISA?

        No, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

33.
Is the Plan a qualified retirement plan under Section 401(a) of the Code?

        No, the Plan is not a tax-qualified retirement plan under Section 401(a) of the Code.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information we file with the SEC in our periodic reports, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supersede this information.

        We are incorporating by reference the documents listed below, as well as any future filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

  •
  Our latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Securities Act"), that contains, either directly or by incorporation by reference, audited financial statements for our latest fiscal year for which such statements have been filed.

  •
  All other reports and proxy statements filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in the bullet immediately above.

  •
  The description of our common stock contained in our registration statement on Form 8-A, as it may have been amended from time to time.

ADDITIONAL INFORMATION ABOUT THE PLAN AND THIS PROSPECTUS

34.
Does the Plan limit a Participant's ability to resell Shares acquired under the Plan?

        Except as described below, the Plan generally places no limitations upon a Participant's ability to sell Shares acquired under the Plan. We will not receive any part of the proceeds of any such sales.

        Our insider trading policy applies to all of our employees, Board members, and consultants and our affiliates. The insider trading policy prohibits a Participant from buying or selling Shares when he or she has "inside information" or during a "black out period." Inside information is material information about us that is not yet public but that a reasonable investor would consider important in deciding whether to buy or sell Shares. Participants who have any questions about our insider trading policy should contact stockadmin@livongo.com who will be able to direct them to the appropriate person or group within the Company.

        A Participant who is an "affiliate" of ours (within the meaning of Rule 405 under the Securities Act) may not resell under this prospectus any Shares he or she purchases or receives under the Plan.

(Our executive officers and members of our Board are considered to be "affiliates" for this purpose.) Any such resales must be either described in a separate prospectus, or, in certain instances, registered in a separate registration statement, or sold in accordance with the requirements of Rule 144 under the Securities Act or another exemption available under the Securities Act.

        Also, Section 16(b) of the Exchange Act permits us to recover any profit realized by certain of our officers, Board members and principal stockholders through the sale and purchase, or purchase and sale (as defined in the Exchange Act), of our Shares within any period of less than six (6) months.

35.
What other conditions are associated with the exercise, issuance, and delivery of my Shares?

        Shares will not be issued with respect to an Award unless the exercise of the Award and the issuance and delivery of the Shares pursuant to the Award comply with all applicable provisions of law and will be further subject to the approval of counsel for the Company with respect to such compliance. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

        As a condition to receiving Shares or cash from an Award, we may require you to represent and warrant at the time that the Shares are being purchased or issued, as applicable, only for investment and without any present intention to sell or distribute the Shares if, in the opinion of our counsel, such a representation is required.

36.
What if I need more information?

        We will provide you free of charge with a copy of any or all of the documents incorporated by reference in this prospectus and in the registration statement on Form S-8 filed with the SEC relating to the Plan (excluding any exhibits to these documents), including our annual report, and copies of other reports, proxy statements, and communications distributed to our stockholders, upon your written or oral request. You should direct your requests to:

  ATTN: Stock Administration
  Livongo Health, Inc.
  150 W. Evelyn Ave.
  Suite 150
  Mountain View, CA 94041
  (866) 435-5643

        Copies of this prospectus, any supplements to this prospectus, and further information concerning the Plan and its administration also are available free of charge by calling or writing Stock Administration at the above address.

37.
What else should I know about this prospectus?

        We may update this prospectus in the future by furnishing to Participants an appendix, memorandum, notice or replacement page containing updated information. We generally will not send you a new prospectus, except upon request. Accordingly, you should keep this prospectus for future reference.

        You should rely only on the Plan and the information provided in this prospectus, incorporated by reference or contained in any subsequent prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making an offer to sell any stock in any state, country or jurisdiction where such an offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.

*    *    *

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following statement sets forth the estimated amounts of expenses, other than underwriting discounts and commissions, to be borne by us in connection with the offerings described in this registration statement:

Securities and Exchange Commission Registration Fee	$20
Printing and Engraving Expenses	25,000
Accounting Fees and Expenses	40,000
Legal Fees and Expenses	40,000
Miscellaneous Expenses	4,980

Total Expenses	$110,000

ITEM 15.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The registrant is incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or other agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

        The Teladoc bylaws contain provisions that provide for indemnification of officers, directors and other agents to the fullest extent permitted by law.

        As permitted by Section 102(b)(7) of the DGCL, the Teladoc charter contains a provision eliminating the personal liability of a director to Teladoc or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

        Teladoc maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act. Teladoc also entered into indemnification agreements with each of its executive officers and directors and anticipates that it will enter into similar agreements with future executive officers and directors. The indemnification agreements provide that Teladoc will pay certain amounts incurred by its directors in connection with any civil, criminal, administrative or investigative action or proceeding. Such amounts include reasonable costs, expenses, fees and charges including attorney's fees, judgments, civil or criminal fines, penalties, settlement amounts and other expenses customarily incurred in connection with legal proceedings.

ITEM 16.    EXHIBITS.

Exhibit No.		Description
3.1		Sixth Amended and Restated Certificate of Incorporation of Teladoc Health, Inc. (previously filed as Exhibit 3.1 to the Annual Report on Form 10-K, filed on February 26, 2020 (File No. 001-37477) and incorporated herein by reference).

3.2		Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation of Teladoc Health, Inc. (previously filed as Exhibit 3.2 to the Annual Report on Form 10-K, filed on February 26, 2020 (File No. 001-37477) and incorporated herein by reference).

3.3		Second Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation of Teladoc Health, Inc. (previously filed as Exhibit 3.3 to the Annual Report on Form 10-K, filed on February 26, 2020 (File No. 001-37477) and incorporated herein by reference).

3.4		Certificate of Amendment of the Sixth Amended and Restated Certificate of Incorporation of Teladoc Health, Inc. (previously filed as Exhibit 3.1 to the Current Report on Form 8-K, filed on October 30, 2020 (File No. 001-37477) and incorporated herein by reference).

3.5		Fourth Amended and Restated By-laws of Teladoc Health, Inc. (previously filed as Exhibit 3.4 to the Annual Report on Form 10-K, filed on February 26, 2020 (File No. 001-37477) and incorporated herein by reference).

4.1		Specimen Common Stock Certificate (previously filed as Exhibit 4.1 to the Annual Report on Form 10-K, filed on February 26, 2020 (File No. 001-37477) and incorporated herein by reference).

5.1	*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding legality of Teladoc Health, Inc. common stock being registered.

10.1		Livongo Health, Inc. Amended and Restated 2014 Stock Incentive Plan, as amended and restated July 11, 2019 (previously filed as Exhibit 10.5 to Amendment No.1 to the Registration Statement on Form S-1, filed on July 15, 2019 (File No. 333-232412) and incorporated herein by reference).

23.1	*	Consent of Ernst & Young LLP, independent registered public accounting firm for Teladoc Health, Inc.

23.2	*	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm for Livongo Health, Inc.

23.3	*	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (contained in Exhibit 5.1).

24.1	*	Powers of Attorney for directors of Teladoc Health, Inc., authorizing, among other things, the signing of registration statements on their behalf.

*
Filed herewith

ITEM 17.    UNDERTAKINGS.

(a)
The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Act of 1934 that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Purchase, State of New York, on November 5, 2020.

TELADOC HEALTH, INC.
By:	/s/ JASON GOREVIC Jason Gorevic Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below constitutes and appoints Adam Vandervoort and Mala Murthy, or either of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act of 1933, as amended, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JASON GOREVIC Jason Gorevic	Chief Executive Officer and Director (Principal Executive Officer)	November 5, 2020
/s/ MALA MURTHY Mala Murthy	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 5, 2020
/s/ DAVID B. SNOW, JR. David B. Snow, Jr.	Chairman	November 5, 2020
/s/ WILLIAM H. FRIST William H. Frist, M.D.	Director	November 5, 2020

Signature	Title	Date

/s/ CATHERINE JACOBSON Catherine Jacobson	Director	November 5, 2020
/s/ THOMAS G. MCKINLEY Thomas G. McKinley	Director	November 5, 2020
/s/ KENNETH H. PAULUS Kenneth H. Paulus	Director	November 5, 2020
/s/ DAVID L. SHEDLARZ David L. Shedlarz	Director	November 5, 2020
/s/ MARK D. SMITH Mark D. Smith, M.D.	Director	November 5, 2020